Exhibit 10.6

FORM OF PERFORMANCE-VESTED RESTRICTED STOCK UNIT AWARD

UNDER THE COMSTOCK RESOURCES, INC.

2009 LONG-TERM INCENTIVE PLAN

AGREEMENT made as of                     , by and between Comstock Resources, Inc., a Nevada corporation (“Company”) and                  (“Award Recipient”):

WHEREAS, the Company maintains the Comstock Resources, Inc. 2009 Long-term Incentive Plan (the “Plan”) under which the Company’s Board of Directors (“Board”) and the Compensation Committee of the Board may, among other things, award performance units to employees of the Company;

WHEREAS, pursuant to the Plan, the Board has awarded to the Award Recipient performance-vesting restricted stock units of common stock of the Company, conditioned upon the execution by the Company and the Award Recipient of an Agreement setting forth all the terms and conditions applicable to such award in accordance with the Plan;

THEREFORE, in consideration of the mutual promise(s) and covenant(s) contained herein, it is hereby agreed as follows:

1. AWARD OF PERFORMANCE UNITS. Under the terms of the Plan, the Compensation Committee has awarded to the Award Recipient a performance-vested restricted stock unit award (the “Units”) on                      (“Award Date”), covering a target of                  shares of Stock, $.50 par value (the “Target Award”), with a maximum payout of                  shares of Stock, $.50 par value (the “Maximum Award”), subject to the terms, conditions, and restrictions set forth in this Agreement. The shares subject to this restricted stock unit are not actual shares of Stock, but a promise to deliver actual shares upon the Vesting Dates set forth below, upon satisfaction of performance requirements and vesting conditions, and are credited to an unfunded bookkeeping account maintained by the Company. The Award Recipient shall have no rights as a stockholder, such as voting or dividend rights, except as set forth in Section 2.

The Award Recipient must remain employed on each Vesting Date, except as provided in Sections 4 and 5, in order to receive delivery of the number of shares of Stock that become vested through satisfaction of the performance vesting conditions. The Units may vest in three tranches, and are forfeited to the extent not earned as of the Certification Date for each tranche.

2. DIVIDEND EQUIVALENTS. As long as Units are outstanding, on each date that the Company pays a cash dividend to holders of common stock generally, the Company shall credit to Award Recipient a additional number of whole Units (the “Additional Units”) equal to the total number of Units and Additional Units previously credited to Award Recipient multiplied by the dollar amount of the cash dividend paid per share of Stock on such date, divided by the Fair Market Value of a share of Stock on such date. Any fractional Unit resulting from such calculation shall be included in the Additional Units. A report showing the number of Additional Units credited shall be sent to Award Recipient periodically. The Additional Units so credited shall be subject to the same terms and conditions as the Units to which the Additional Units relate, and the Additional Units shall be forfeited if the Units with respect to which the Additional Units were credited are forfeited.

3. PERFORMANCE-BASED VESTING. The number of Units that vest on each Vesting Date based on Company performance and are issuable as shares of Stock shall be determined using the table found in Appendix A and subject to the following provisions:

(i) Performance Periods. There are three (3) performance periods: the period commencing                      and ending on                 ; the period commencing                      and ending on                     ; and the period commencing                      and ending on                     .

(ii) Performance Measures. Performance vesting shall be based on the Company’s relative ranking of total shareholder return (“TSR”) among a group of peer group companies (the “Peer Group”), as set forth on Appendix B. The relative ranking is measured over each performance period and must be certified by the Compensation Committee (the “Certification Date”) prior to payment in order for any portion of the Award to vest. The Certification Date shall occur as soon as reasonably possible after each performance period but no later than the applicable Vesting Date.

(iii) Vesting Date. The Vesting Date for each tranche of Units shall be January 15 of the year following the end of the applicable performance period (the “Vesting Date”) so long as the New York Stock Exchange shall be open for trading on such date (or on the preceding business day if there shall have been no trading on the Vesting Date), or such earlier date during the year determined by the Compensation Committee on the Certification Date. The distribution to the Award Recipient, or in the case of his death, to the Award Recipient’s legal representative, of Stock in respect of vested Units shall be evidenced by a stock certificate, appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, or other appropriate means as determined by the Company. Distribution of Stock to the Award Recipient shall occur within five (5) business days after the Vesting Date. Any portion of this tranche that is not vested based on the Compensation Committee’s certification will be forfeited. Notwithstanding the foregoing, Sections 4 and 5 provide certain circumstances in which the Units may vest before the Vesting Date with or without certification of performance by the Compensation Committee.

(iv) Peer Group. The Peer Group companies are shown on Appendix B. A company will be removed from the Peer Group if, during a performance period, it ceases to have a class of equity securities that is both registered under the Securities Exchange Act of 1934 and actively traded on a U.S. public securities market. If a company is removed from the Peer Group, its TSR shall be calculated by averaging its TSR over any completed years in the performance period and excluding it from calculation for any incomplete years.

(v) Definition of TSR. “TSR” as applied to a Peer Group company means stock price appreciation from the beginning to the end of the performance period, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the Peer Group company) during the performance period, expressed as a percentage return. The stock price at the beginning and end of the performance periods will be the closing price on the relevant date, adjusted for stock splits or similar changes in capital structure.

4. TERMINATION OF EMPLOYMENT. If the Award Recipient terminates employment with the Company due to Retirement, death or Disability during a performance period, the Units will vest on a pro rated basis based on the actual level of achievement of the TSR goals, as certified by the Compensation Committee. The pro rata amount will be determined by multiplying the total number of Units otherwise determined by a fraction, the numerator of which shall be the number of complete months between January 1st of the year of employment termination and the date of employment termination, and the denominator of which shall be twelve. Shares of Stock will be distributed at the same time as other Participants. Termination of the Award Recipient’s employment with the Company for any other reason shall result in forfeiture of the award on the date of termination to the extent not vested. The Award Recipient may designate a beneficiary(ies) to receive the certificate representing that portion of the award vested upon death. The Award Recipient has the right to change such beneficiary designation at will.

5. CHANGE IN CONTROL. In the event of a Change in Control of the Company prior to                     , any outstanding unvested Units shall vest in full upon the effective time of the Change in Control.

6. WITHHOLDING TAXES. The Company shall have the right to retain and withhold from the Shares delivered upon vesting of Units a number of Shares having a market value not less than the minimum required withholding amount for taxes and cancel (in whole or in part) any such Shares so withheld in order to reimburse the Company for any such taxes.

7. CLAW-BACK PROVISIONS. In accordance with the Company’s claw-back policies, in the event of an accounting restatement applicable to a performance period due to material noncompliance with financial reporting requirements under the federal securities laws, the Compensation Committee shall have the right to seek to recover from any current or former executive at the vice president level or above who received Shares under this Agreement during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, any excess compensation awarded as a result of the misstatement. The Company’s policy will be amended as required by final Security and Exchange Commission regulations interpreting the provisions of the Dodd-Frank Act, and as required by the listing standards of the New York Stock Exchange. Any amended policy will apply to this Agreement.

8. ADMINISTRATION. The Board shall have full authority and discretion (subject only to the authority granted to the Compensation Committee under this Award) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Board determinations shall be final, conclusive, and binding upon the Company, the Award Recipient, and any and all interested parties.

9. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or this Agreement shall confer on an Award Recipient any right to continue in the employ of the Company or in any way affect the Company’s right to terminate the Award Recipient’s employment without prior notice at any time for any reason.

10. AMENDMENT(S). This Agreement shall be subject to the terms of the Plan as amended except that the award that is the subject of this Agreement may not in any way be restricted or limited by any Plan amendment or termination approved after the date of the award without the Award Recipient’s written consent.

11. NON-TRANSFERABLE. The Units may not be sold, assigned, transferred, pledged or otherwise encumbered, whether voluntarily or involuntarily, by operation of law or otherwise. Any attempt to transfer, anticipate, alienate, sell, assign, pledge or encumber the Units shall be void.

12. COMPLIANCE WITH SECTIONS 162(M) AND 409A OF THE INTERNAL REVENUE CODE. Compensation attributable to the Award is intended to constitute qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder. This Award shall be construed and administered by the Board in a manner consistent with this intent. This Agreement will be interpreted and applied so that the Award does not fail to meet, and is operated as a “short term deferral” which is exempt from, the requirements of Section 409A of the Internal Revenue Code and the regulations thereunder.

13. FORCE AND EFFECT. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

14. GOVERNING LAWS. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

15. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the heirs and permitted successors and assigns of the respective parties.

16. NOTICES. Unless waived by the Company, any notice to the Company required under or relating to this Agreement shall be in writing and addressed to:

Comstock Resources, Inc.

5300 Town and Country Blvd.

Suite 500

Frisco, TX 75034

Attention: President or Secretary;

or to such other address as the Company maintains as its principal executive offices.

17. ENTIRE AGREEMENT. This Agreement and the Plan contain the entire understanding of the parties and shall not be modified or amended except in writing and duly signed by the parties. In the event of any conflict between the terms and provisions of this Agreement and those of the Plan, the terms and provisions of the Plan including, without limitation, those with respect to powers of the Board, shall prevail and be controlling. Capitalized terms used herein not otherwise defined shall have the meanings set forth in the Plan. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

COMSTOCK RESOURCES, INC.

By: